Response to Item 77I


Calvert Emerging Markets Equity Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The Fund began issuing Class R6 shares on February 1, 2018. The terms of these share classes are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert International Equity Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert International Opportunities Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Mid-Cap Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.